Exhibit 99.1

3M Announces Final Proration Factor of 7.346065 Percent for Shares Tendered in Split-Off Exchange Offer

ST. PAUL, Minn. – Sept. 6, 2022/PRNewswire/– 3M (NYSE: MMM) announced today the final proration factor of 7.346065 percent in its split-off exchange offer to 3M stockholders in connection with the separation of 3M’s food safety business and merger of Garden SpinCo Corporation (“SpinCo”), the 3M subsidiary holding the food safety business, with a subsidiary of Neogen Corporation.

A total of approximately 203,610,687 shares of 3M common stock were validly tendered and not properly withdrawn in the exchange offer, including approximately 1,114,015 shares tendered by odd-lot stockholders not subject to proration.  All tenders by odd-lot shareholders were fully accepted in the offer. The remaining validly tendered shares of 3M common stock were accepted in the exchange on a pro rata basis using the final proration factor of 7.346065 percent. Shares of 3M common stock that were validly tendered but not accepted for exchange are expected to be returned to tendering stockholders on or around September 8, 2022.

Under the terms of the exchange offer, 108,269,946 shares of SpinCo common stock were available in exchange for shares of 3M common stock accepted in the exchange offer. The final exchange ratio for the exchange offer was set at 6.7713 shares of SpinCo common stock for each share of 3M common stock validly tendered and not properly withdrawn. In the merger, each share of SpinCo common stock automatically converted into the right to receive one share of Neogen common stock. Accordingly, 3M stockholders who tendered shares of 3M common stock in the exchange offer will receive approximately 6.7713 shares of Neogen common stock (subject to the receipt of cash in lieu of fractional shares) for each share of 3M common stock tendered and accepted for exchange. 3M accepted approximately 15,989,536 shares of 3M common stock for exchange in the exchange offer.

About 3M

3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what’s possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we’re working to improve lives and make what’s next at 3M.com/news or on Twitter at @3M or @3MNews.

3M Media Contact:
Jennifer Ehrlich
(651) 592-0132 or 3Mnews@mmm.com

3M Investor Contact:
Bruce Jermeland
(651) 733-1807
Diane Farrow
(612) 202-2449

Cautionary Note on Forward-Looking Statements

This release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction between Neogen, 3M and SpinCo. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, the expected benefits of the transaction, including future financial and operating results and strategic benefits, the tax consequences of the transaction, and the combined Neogen-SpinCo company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on Neogen and 3M’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from Neogen and 3M’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the transaction; (2) uncertainty of the expected financial performance of the combined company following completion of the transaction; (3) failure to realize the anticipated benefits of the transaction, including as a result of delay in integrating the business of Neogen and the Food Safety Business, on the expected timeframe or at all; (4) the ability of the combined company to implement its business strategy; (5) difficulties and delays in the combined company achieving revenue and cost synergies; (6) inability of the combined company to retain and hire key personnel; (7) the risk that stockholder litigation in connection with the transaction or other litigation, settlements or investigations may result in significant costs of defense, indemnification and liability; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) risk factors detailed from time to time in Neogen’s and 3M’s reports filed with the Securities and Exchange Commission (the “SEC”), including Neogen’s and 3M’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including Neogen’s registration statement on Form S-4 (Reg. No. 333-263667) that includes a prospectus relating to the shares of Neogen common stock issued in the transaction, as amended and supplemented (the “Neogen Registration Statement”), which was declared effective by the SEC on August 4, 2022,  and SpinCo’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-263669) in connection with its separation from 3M that contains a prospectus relating to the shares of SpinCo common stock issued in the transaction, as amended and supplemented (the “SpinCo Registration Statement”), which was declared effective by the SEC on August 4, 2022 , in each case, filed with the SEC in connection with the transaction. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. None of Neogen, 3M or SpinCo undertakes, and each party expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.